EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	October 18, 2019
Issuer Name and Ticker or Trading Symbol:	FEDERATED PREMIER MUNICIPAL INCOME FUND [FMN]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Banc of America Preferred Funding Corporation

	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory
Date: October 22, 2019

Item	Information
Name:	Blue Ridge Investments, L.L.C.
Address:	One Bryant Park New York, New York 10036
Date of Event Requiring Statement (Month/Day/Year):	October 18, 2019
Issuer Name and Ticker or Trading Symbol:	FEDERATED PREMIER MUNICIPAL INCOME FUND [FMN]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Blue Ridge Investments, L.L.C.

	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory
Date: October 22, 2019